CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in Registration Statement Nos. 333-187713, 333-159755, 333-135072, 333-199875, 333-211857, and 333-258657 on Form S-8 of Eagle Bancorp, Inc. of our report dated March 1, 2023 on the consolidated balance sheets of Eagle Bancorp, Inc. as of December 31, 2022 and 2021 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2022 and 2021 and the December 31, 2022 effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K. /s/ Crowe LLP Washington, D.C. March 1, 2023